Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our reports relating to the financial statements and financial statement schedule described below, which appear in such Registration Statement.

•	Our report dated May 3, 2007, except for Note 15, as to which the date is September 14, 2007, on the consolidated financial statements and financial statement schedule of Forum Oilfield Technologies, Inc. (Successor).

•	Our report dated August 7, 2006, except for Note 4, as to which the date is September 28, 2007, on the financial statements of Access Oil Tools, Inc. (Predecessor).

•	Our report dated August 31, 2007 on the financial statements of Advanced Manufacturing Technology, Inc.

•	Our report dated November 7, 2006 on the combined financial statements of Acadiana Oilfield Instruments, Inc. and Advanced Monitoring Systems, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 16, 2007